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                                                               EXHIBIT 10.1

                 BF Enterprises, Inc.

                 Amended and Restated

        Management Incentive Compensation Plan


1. Purposes of the Plan.

   The purposes of the BF Enterprises, Inc. Management Incentive
Compensation Plan (the "Plan") are to further the long-term growth of BF Enterprises, Inc. (the "Corporation), to the benefit of its stockholders, by providing incentives to the officers and employees of the Corporation and its subsidiaries who will be largely responsible for such growth, and to assist the Corporation in attracting and retaining executives of experience and ability on a basis competitive with industry practices. The Plan permits the Corporation to provide incentive compensation of the types commonly known as restricted stock, stock options, stock appreciation rights, performance shares, performance units and phantom stock, as well as other types of incentive compensation.

2. Administration of the Plan.

   The Plan shall be administered by a committee (the "Committee") composed of such members (not less than two) of the Board of Directors of the Corporation as shall be appointed from time to time by the Board, each of which members shall be a "disinterested person" as defined by Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to participate in the Plan, to determine the type, size and terms of awards to be made to each participant selected, and to determine the time or times when awards will be granted. The Committee's interpretation of the Plan or of any awards granted thereunder shall be final and binding on all parties concerned, including the Corporation and any participant. The Committee shall have authority, subject to the provisions of the Plan, to establish, adopt and revise such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board of Directors of the Corporation shall have no right to exercise any of the rights or duties of the Committee under the Plan.

3. Participation.

   Participants in the Plan shall be selected by the Committee from among the employees of the Corporation and its subsidiaries. The term "employee" shall mean any person (including any officer or director) employed by the Corporation or a subsidiary on a salaried basis. The term "subsidiary" shall mean any corporation a majority of whose outstanding voting securities is beneficially owned, directly or indirectly, by the Corporation.
Participants may receive multiple awards under the Plan.


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4. Awards.

   (a) Types. Awards under the Plan may include, but need not be limited to, cash and/or shares of the Corporation's common stock, $.10 par value ("Common Stock"), rights to receive cash and/or shares of Common Stock, and options ("Options") to purchase shares of Common Stock. Options may also be awarded in connection with the assumption, by substitution, of options to purchase shares of Common Stock issued by Boothe Financial Corporation, the parent of the Corporation as of the effective date of the Plan, to employees of the Corporation. The Committee may also make any other type of award deemed by it to be consistent with the purposes of the Plan; provided, however, that awards may not include options intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                   (b) Deferred Payments. In awarding any right to receive cash and/or shares of Common Stock, the Committee may specify that the payment of all or any portion of such cash and/or shares of Common Stock shall be deferred until a later date. Deferrals shall be for such periods and upon such other terms as the Committee may determine.

                   (c) Vesting, Performance Requirements and Forfeiture. In awarding any Options or any rights to receive cash and/or shares of Common Stock, the Committee (i) may specify that the right to exercise such Options or the right to receive payment of such cash and/or shares of Common Stock shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Corporation or its subsidiaries, and the achievement of specified business and/or personal performance goals, and (ii) may provide for the forfeiture of all or any portion of any such Options or rights in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined.

                   (d) Agreements. Any award under the Plan may, in the Committee's discretion, be evidenced by an agreement, which, subject to the provisions of the Plan, may contain such terms and conditions as may be approved by the Committee, and shall be executed by an officer on behalf of the Corporation and by the recipient of the award.

                   (e) Six Month Holding Period. Each award of an Option shall provide that at least six months must elapse from the date of grant of the Option to the date of disposition of the Option (other than by exercise of the Option) or of the Common Stock acquired upon exercise of the Option. Each award of Common Stock shall provide that at least six months must elapse from the date the award is granted to the date of the recipient's disposition of such Common Stock.




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5. Shares of Stock Subject to the Plan.

   Subject to adjustments as provided in section 7 (a) hereof, the shares of Common Stock paid to participants under the Plan and/or purchased pursuant to Options granted under the Plan shall not exceed an aggregate of 650,000 shares. Shares to be delivered or purchased under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury shares. Shares that are surrendered upon exercise of options and shares underlying options which expire without being exercised may be re-issued under the Plan.

6. Options.

                  (a) Term of Options. The term of any Option shall be determined by the Committee, but in no event shall any Option be exercisable more than ten years and two days after the date on which it was granted.

                  (b) Option Price. The price ("Option Price") at which shares of Common Stock may be purchased pursuant to any Option shall be at least 50% and not more than 100% of the Fair Market Value of such shares on the date of grant as determined by the Committee at the time the Option is granted.

                  (c) Payment Upon Exercise. Upon exercise of an Option, the Option Price shall be payable to the Corporation in cash or, at the discretion of the Committee, by acceptance of the optionee's full recourse promissory note for a portion of the aggregate exercise price of the shares (except for the aggregate par value of the shares being acquired, which must be paid in cash), or in shares of previously owned Common Stock valued at the Fair Market Value thereof on the date of payment, or, subject to the timing requirements of Rule 16b-3(e), shares of Common Stock issuable upon exercise of the Option, or in a combination of cash, promissory notes and shares of Common Stock. For purposes of the Plan, Fair Market Value is the mean of the high and low sales prices of the Corporation's Common Stock on the relevant date as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, or, if no sale is made on such date, then on the next preceding day on which such a sale was made.

                  (d) Stock Appreciation Rights; Surrender of Options.
Subject to the timing requirements and holding period requirements of Rule 16b-3(e), the Corporation may, if the Committee so determines, accept the surrender by a participant, or the personal representative of a participant, of an Option, in consideration of a payment by the Corporation equal to the difference obtained by subtracting the aggregate Option Price from the aggregate Fair Market Value of the Common Stock covered by the Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market
Value on the date of such surrender, or partly in shares of Common Stock and partly in cash.

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                   (e) Effect of Expiration, Termination or Surrender of
Options. If an Option shall expire or terminate unexercised as to any shares of Common Stock covered thereby, such shares of Common Stock shall not be deducted from the number available under section 5 hereof. If an Option shall be surrendered as provided in section 6(d) hereof, the shares of Common Stock
(if any) paid in consideration of such surrender, but not the shares which had been covered by the Option, shall be deducted from the number available under section 5 hereof.

7. Dilution and Other Adjustments.

                   (a) Changes in Capital Structure. In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, capital reorganization, liquidation, reclassification of shares, merger, consolidation, or sale, lease or transfer of substantially all of the assets of the Corporation, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the awards thereunder, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be delivered or purchased under the Plan. Agreements evidencing Options may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Options upon the occurrence of any of the foregoing events.

                   (b) Tender Offers and Exchange Offers. In the event of any tender offer or exchange offer, by any person other than the Corporation, for shares of Common Stock, the Committee may make such adjustments in outstanding awards and authorize such further action as it may deem appropriate to enable the recipients of outstanding awards to avail themselves of the benefits of such offer, including, without limitation, acceleration of the exercise date of outstanding Options so that they become immediately exercisable in whole or in part, or offering to acquire all of any portion of specified categories of Options for a price determined pursuant to section 6(d) hereof, or acceleration of the payment of outstanding awards payable, in whole or in part, in shares of Common Stock.

                   (c) Separation. In the event that the Corporation is involved in a separation into two or more corporations the result of which is that stock of a subsidiary of the Corporation is distributed to stockholders of the Corporation, by any means whatsoever, at the discretion of the Committee the Options issued hereunder and then outstanding shall be deemed also to represent Options to acquire shares of common stock of such subsidiary upon such distribution, and adjustments to outstanding Options hereunder, including, without limitation, in the exercise price thereof, may be made in the discretion of the Committee.






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8. Miscellaneous Provisions.

                   (a) Right to Awards. No employee or other person shall have any claim or right to be granted any award under the Plan.

                   (b) No Assurance of Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.

                   (c) Costs and Expenses. All costs and expenses incurred in administering the Plan shall be borne by the Corporation.

                   (d) Unfunded Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any award under the Plan.

                   (e) Withholding Taxes. The Corporation shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes.
The Corporation shall have the right upon exercise of any Option to require the payment (at the participant's election, through withholding from the participant's salary or, at the discretion of the Committee and subject to the timing requirements of Rule 16b-3(e), from the shares to be issued upon such exercise, or otherwise) of any taxes described herein. The Committee may, in the exercise of its sole discretion, permit a participant to pay some or all of such taxes by means of a promissory note on such terms as the Committee deems appropriate,

                   (f) Assignment or Transfer. No awards under the Plan nor any rights or interests therein shall be assignable or transferable by the recipient thereof except (i) in the event of a participant's death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution, or (ii) pursuant to a "qualified domestic relations order" as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended. During the lifetime of the recipient, awards under the Plan requiring exercise shall be exercisable only by such holder or the guardian or legal representative of such holder, or by the assignee or transferee pursuant to a qualified domestic relations order as described above.







                                 -5-



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                   (g) Beneficiary. Any payments on account of awards under the
Plan to a deceased participant shall be paid to such beneficiary as has been designated by the participant in writing to the Secretary of the Corporation or, in the absence of such designation, according to the laws of descent and distribution.

                   (h) Nature of Benefits. Awards under the Plan, and payments made pursuant thereto, are not part of salary or base compensation.

                   (i) Compliance with Legal Requirements. The obligation of the Corporation to issue or deliver shares of Common Stock upon exercise of Options or otherwise shall be subject to satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934 , as amended. The Corporation shall endeavor to satisfy all such requirements in such a manner as to permit at all times the exercise of all outstanding Options in accordance with their terms, and to permit the issuance and delivery of shares of Common Stock whenever provided for by the terms of any award made under the Plan.

9. Amendment or Termination of the Plan.

   The Committee may at any time terminate or from time to time amend the Plan in whole or in part, provided, however, that no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan, and provided further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to section 7 hereof), (ii) extend the period during which awards may be granted under the Plan, (iii) increase the maximum term for which Options may be issued under the Plan, (iv) materially modify the requirements for eligibility to participate in the Plan, or (v) amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. With the consent of the participants affected, the Committee may amend outstanding agreements evidencing awards under the Plan, and may amend the terms of awards not evidenced by such agreements, in any manner not inconsistent with the terms of the Plan.

10. Effective Date and Term of Plan.

    The Plan shall be effective as of June 1, 1987, subject to the approval of the Plan by the holder of all of the Common Stock of the Corporation. The Plan shall terminate at the close of business on June 1, 1997, unless sooner terminated by action of the Committee. No award may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any award then outstanding.






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11. Law Governing.

                  The validity and construction of the Plan and any agreements entered into hereunder shall be governed by the laws of the State of Delaware, but without regard to the conflict laws of the State of Delaware.































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                                                        EXHIBIT A

                        BF ENTERPRISES, INC.

                 MANAGEMENT INCENTIVE COMPENSATION PLAN

                        STOCK PURCHASE AGREEMENT


   THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of , 19 _ , between BF ENTERPRISES, INC., a Delaware corporation (the "Company"), and ("Purchaser").

THE PARTIES AGREE AS FOLLOWS:

    1. Purchase of Shares. Pursuant to the Company's Management
Incentive Compensation Plan (the "Plan"), a copy of which Purchaser acknowledges having received, and a stock option agreement ("option Agreement") previously executed by Purchaser and the Company, the Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, _____ shares (the "Plan Shares") of the Company's Common Stock, $.10 par value ("Common Stock") on the terms and conditions set forth herein and in the Plan and the Option Agreement, the terms and conditions of the Plan and the Option Agreement being hereby incorporated into this Agreement by reference.

     2. Purchase Price. Purchaser is purchasing the Plan Shares from the Company, and the Company is selling the Plan Shares to Purchaser, at a price of $____ per share (the "Exercise Price"), for a total purchase price of $______ (the "Purchase Price").

     3. Manner of Payment. Purchaser is hereby tendering payment of the Purchase Price for the Plan Shares in accordance with the Option Agreement.

     4. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

     5. Taxes. The Company may withhold from Purchaser's wages, or require Purchaser to pay to the Company, any applicable withholding and employment taxes resulting from the purchase of Plan Shares hereunder.

     6. Damages. Purchaser shall be liable to the Company for all costs and damages, including incidental and consequential damages and attorneys' fees, resulting from Purchaser's breach of this Agreement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the nonprevailing party shall pay costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

      7. Stock Certificate Restrictive Legends. Stock certificates evidencing Plan Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement including, without limitation, the following legends:

         "The offering and sale of the securities represented hereby has not been registered under the Securities Act of 1933 ('Act'). Any transfer of such securities will be invalid unless a Registration Statement under the Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Act."

         "It is unlawful to consummate a sale or transfer of these securities, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's rules."

       8. Representations, Warranties, Covenants, and Acknowledgments of Purchaser. Purchaser hereby represents, warrants, covenants, acknowledges, and agrees that:

       8.1 Investment. Purchaser is acquiring the Plan Shares for
Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Plan Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable federal and state securities laws.

       8.2 Relationship with Company. Purchaser is presently, or within the past six months has been, an officer or employee of the Company and in such capacity has become personally familiar with the business of the Company.

       8.3 Access to Information. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the Plan Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

                                  -2-



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         8.4 Speculative Investment. Purchaser's investment in the
Company represented by the Plan Shares is speculative in nature and is subject to a risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

         8.5 Registration. Purchaser may bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the Plan Shares has not been registered under the Securities Act of 1933 (the "Act") and the Plan Shares cannot be transferred by Purchaser unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Act, including without limitation any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least two years after payment of cash for the Plan Shares and not then unless: (i) a public trading market then exists in the Common Stock; (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied.

          9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for the County of San Francisco or the United States District Court for the Northern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons and complaint in a manner provided for delivery of notices set forth in Section 10.

         10. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

               BF Enterprises, Inc.
               100 Bush Street, Suite 1700
               San Francisco, California 94104
               Attention: Secretary








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


Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on the Company's books. Notices, communications and documents shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

         11. Tax Advice. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement, and Purchaser is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

         12. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature to each such counterpart were upon a single instrument, and each counterpart shall be deemed an original of this Agreement.

         13. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               BF ENTERPRISES, INC.

                               By:______________________


         Purchaser hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement, the Option Agreement and the Plan.

                               PURCHASER;

                               __________________________





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